SCHEDULE A

As of April 17, 2013

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio – Balanced Fund

Columbia Variable Portfolio – Cash Management Fund

Columbia Variable Portfolio – Commodity Strategy Fund

Columbia Variable Portfolio – Core Equity Fund

Columbia Variable Portfolio – Diversified Bond Fund

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Emerging Markets Bond Fund

Columbia Variable Portfolio – Emerging Markets Fund

Columbia Variable Portfolio – Global Bond Fund

Columbia Variable Portfolio – High Yield Bond Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – International Opportunity Fund

Columbia Variable Portfolio – Large Cap Growth Fund

Columbia Variable Portfolio – Large Core Quantitative Fund

Columbia Variable Portfolio – Limited Duration Credit Fund

Columbia Variable Portfolio – Managed Volatility Moderate Growth Fund

Columbia Variable Portfolio – Mid Cap Growth Opportunity Fund

Columbia Variable Portfolio – Mid Cap Value Opportunity Fund

Columbia Variable Portfolio – S&P 500 Index Fund

Columbia Variable Portfolio – Select Large-Cap Value Fund

Columbia Variable Portfolio – Select Smaller-Cap Value Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Columbia Variable Portfolio – U.S. Government Mortgage Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – American Century Diversified Bond Fund

Variable Portfolio – American Century Growth Fund

Variable Portfolio – BlackRock Global Inflation-Protected Securities Fund

Variable Portfolio – Columbia Wanger International Equities Fund

Variable Portfolio – Columbia Wanger U.S. Equities Fund

Variable Portfolio – Conservative Portfolio

Variable Portfolio – DFA International Value Fund

Variable Portfolio – Eaton Vance Floating-Rate Income Fund

Variable Portfolio—Holland Large Cap Growth Fund

Variable Portfolio – Invesco International Growth Fund

Variable Portfolio – J.P. Morgan Core Bond Fund

Variable Portfolio – Jennison Mid Cap Growth Fund

Variable Portfolio – MFS Value Fund

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Mondrian International Small Cap Fund

Variable Portfolio – Morgan Stanley Global Real Estate Fund

Variable Portfolio – NFJ Dividend Value Fund

Variable Portfolio – Nuveen Winslow Large Cap Growth Fund

Variable Portfolio – Partners Small Cap Growth Fund

Variable Portfolio – Partners Small Cap Value Fund

Variable Portfolio – PIMCO Mortgage-Backed Securities Fund

Variable Portfolio – Pyramis International Equity Fund

Variable Portfolio – Sit Dividend Growth Fund

Variable Portfolio – Victory Established Value Fund

Variable Portfolio – Wells Fargo Short Duration Government Fund

Transfer and Dividend Disbursing Agent Agreement

SCHEDULE B

Payments under the Agreement to CMISC shall be made in the first two weeks of the month following the month in which a service is rendered or an expense incurred.

Transfer agency fees for each of Class 1, Class 2 and Class 3 shares shall be calculated at the annual rate of 0.06% of the net assets attributable to such class.

Transfer agency fees for Class 2 for Columbia VP – Managed Volatility Moderate Growth Fund shall be calculated as follows:

0.00%—on assets invested in underlying funds that pay a transfer agency fee to CMISC; and

0.06%—on assets invested in securities (other than underlying mutual funds that pay a transfer agency fee to CMISC), including other funds that do not pay a transfer agency fee to CMISC, exchange-traded funds, derivatives and individual securities.

In addition, CMISC shall be entitled to retain as additional compensation for its services all CMISC revenues for fees for wire, telephone, and redemption orders, account transcripts due CMISC from shareholders of the Fund and interest (net of bank charges) earned with respect to balances in the accounts referred to in paragraph 2 of the Agreement.

All determinations hereunder shall be in accordance with generally accepted accounting principles and subject to audit by the Funds’ independent accountants.

Except as expressly provided in the Agreement, CMISC shall not be entitled to reimbursement for out-of-pocket expenses. The Funds will promptly reimburse CMISC for any other unscheduled expenses incurred by CMISC whenever the Funds and CMISC mutually agree that such expenses are not otherwise properly borne by CMISC as part of its duties under the Agreement.

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule A and Schedule B as of April 17, 2013.

COLUMBIA FUNDS VARIABLE SERIES TRUST II
on behalf of its respective series listed on Schedule A

By:	/s/ J. Kevin Connaughton

Name: J. Kevin Connaughton
Title: President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Stephen Welsh

Name: Stephen Welsh
Title: President